UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

CommerceTel Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

8929 Aero Drive, Suite E
San Diego, CA 92123
 (Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

4600 Lamont Street #4-327
San Diego, CA 92109-3535
(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, New York 10036
Phone: (212) 584-7805
Fax: (646) 380-6899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, in that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, operations and results of operations and any businesses that we may acquire, and include, without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our products;

3. The intensity of competition; and

4. General economic conditions.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to shares of our common stock. The following discussion should be read in conjunction with the audited annual financial statement, unaudited interim financial statements and the related notes filed herein.

Unless otherwise indicated or the context otherwise requires, all references below in this current report on Form 8-K to “we”, “us”, “our”, and “the Company”, refer to Ares Ventures Corp., a Nevada corporation, and its wholly-owned subsidiary, CommerceTel, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On November 2, 2010, CommerceTel Corporation, a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with CommerceTel Canada Corporation, an Ontario company and the principal shareholder (the “Shareholder”) of CommerceTel, Inc., a Nevada corporation (“CommerceTel”), as well as the other shareholders of CommerceTel (together with the Shareholder, the “Sellers”), pursuant to which the Company purchased from the Sellers all issued and outstanding shares of CommerceTel, in consideration for the issuance to the Sellers of 10,000,000 shares of common stock of the Company (the “Share Exchange”).

In anticipation of the transaction, and as reported previously, effective October 5, 2010, the Company changed its name from Ares Ventures Corp. to CommerceTel Corporation.

Bridge Financing

On November 2,  2010, the Company issued to a number of accredited investors a series of its 10% Senior Secured Convertible Bridge Note (the “Notes”) in the aggregate principal amount of $1,000,000 (the “Financing”).  The Notes accrue interest at the rate of 10% per annum.  The entire principal amount evidenced by the Notes (the “Principal Amount”) plus all accrued and unpaid interest is due on the earlier of (i) the date the Company completes a financing transaction for the offer and sale of shares of common stock (including securities convertible into or exercisable for its common stock), in an aggregate amount of no less than 125% of the principal amounts evidenced by the Notes (a “Qualifying Financing”), and (ii) November 3, 2011.

On the maturity date of the Notes, in addition to the repayment of the Principal Amount and all accrued and unpaid interest, the Company will issue to each holder of the Notes, at each such holder’s option, (i) three year warrants to purchase that number of shares of its common stock equal to the Principal Amount plus all accrued and unpaid interest divided by the per share purchase price of the common stock offered and sold in the Qualifying Financing (the “Offering Price”) which warrants shall be exercisable at the Offering Price, or (ii) that number of shares of Common Stock equal to the product arrived at by multiplying (x) the Principal Amount plus all accrued and unpaid interest divided by the Offering Price and (y) 0.33.

The Company’s obligations under the Notes are secured by all of the assets of the Company, including all shares of CommerceTel, its wholly owned subsidiary.

WFG Investments, Inc., a registered broker dealer, was paid a placement agent fee in the amount of $40,000 for its services rendered in connection with the Financing.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the securities issued in the Share Exchange and the Financing pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the Investors are accredited investors and/or qualified institutional buyers, the Investors had access to information about the Company and their investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. As such, none of these securities may be offered or sold in the United States unless they are registered under the Act, or an exemption from the registration requirements of the Act is available.  No registration statement covering these securities has been filed with the Securities Exchange Commission or with any state securities commission.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 2, 2010, the Company completed the transactions contemplated under the Exchange Agreement.  The Share Exchange resulted in a change in control of the Company with the Shareholders owning in the aggregate 10,000,000 shares of common stock of the Company out of a total of 17,700,000 issued and outstanding shares after giving effect to the Share Exchange.  In connection with the Share Exchange, subject to the Company’s compliance with the provisions of Rule 14f under the Securities Exchange Act of 1934, as amended, Shane Ellis, the sole director and officer of the Company prior to the Share Exchange, resigned his position as an officer immediately, and as a director effective on the date (the “Compliance Date”) the Company complies with the filing and mailing requirements under Section 14(f) of the Securities Exchange Act of 1934, as amended.  Shareholder’s nominees were elected directors of the Company, effective as of the Compliance Date, and appointed as its executive officers, effective immediately

Pursuant to the Exchange Agreement, the Shareholder transferred to the Company all of the issued and outstanding shares of common stock of CommerceTel.  In consideration for the transfer of the shares of CommerceTel, the Company issued an aggregate of 10,000,000 shares of common stock of the Company to the Shareholders.  As a result of the Exchange Agreement, (i) CommerceTel became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of CommerceTel as its sole business.

For accounting purposes, the Share Exchange was treated as a recapitalization of CommerceTel.  CommerceTel is the accounting acquirer and the results of its operations will be the results of the Company’s operations going forward.

DESCRIPTION OF COMMERCETEL’S BUSINESS

NOTE: The discussion contained in this Item 2.01 relates primarily to CommerceTel.  Information relating to the business and results of operations of the Company and all other information relating to the Company prior to the Share Exchange has been previously reported in its Annual Report on Form 10-K for the year ended December 31, 2009, and subsequent periodic filings with the Securities and Exchange Commission and is herein incorporated by reference to those reports.

Company Overview

CommerceTel is a provider of technology that enables major brands and enterprises to engage consumers via their mobile phone. Interactive electronic communications with consumers is a complex process involving communication networks and software.  CommerceTel removes this complexity through its suite of services and technologies thereby enabling brands, marketers, and content owners to communicate with their customers and consumers in general.  From Presidential elections to major broadcast events, we are pioneers in the deployment of the mobile channel as the ultimate direct connection to the consumer.

Mobile phone users represent a large and captive audience.  While televisions, radios, and even PCs are often shared by multiple consumers, mobile phones are personal devices representing a unique and individual address to the end user. We believe that the future of digital media will be driven by mobile phones where a direct, personal conversation can be had with the world’s largest audience.  The future of mobile includes banking, commerce, advertising, video, games and just about every other aspect of both on and offline life. Over four million consumers have been engaged via their mobile device thanks to CommerceTel’s technology.

We believe that our mobile marketing and advertising campaign platform is among the most advanced in the industry as it allows real time interactive communications with consumers.  We generate revenue from licensing our software to clients in our software as a service (Saas) model, per-message and per-minute transactional fees, and customized professional services.

Our “C4” Mobile Marketing and Customer Relationship Management (CRM) platform is a hosted solution enabling our clients to develop, execute, and manage a variety of engagements to a consumer’s mobile phone. Short Messaging Service (SMS), Multi-Media Messaging (MMS), and Interactive Voice Response (IVR) interactions can all be facilitated via a set of Graphical User Interfaces (GUIs). Reporting and analytics capabilities are also available to our users through the C4 solution.

Mobile devices are emerging as the principal interactive channel for brands to reach consumers since it is the only media platform that has access to the consumer virtually anytime and anywhere. Brands and advertising agencies are recognizing the unique benefits of the mobile channel and they are increasingly integrating mobile media within their overall advertising and marketing campaigns. Our objective is to become the industry leader in connecting brands and enterprises to consumers’ mobile phones.

Industry Background

The area of our business consists of advertising and marketing.  While advertising raises awareness and fosters positive perceptions of a product, service or company through brand-building or individually-targeted campaigns, marketing activities occur once the consumer decides to interact with the brand, and are focused on convincing the consumer to take action, for example request information, opt-in to a campaign, or make a purchase.

The Mobile Marketing Association, the premier global non-profit trade association in the area of mobile marketing, has defined mobile marketing as a set of practices that enables organizations to communicate and engage with their audience in an interactive and relevant manner through any mobile device or network.  Mobile marketing is commonly known as wireless marketing.

Mobile advertising is a rapidly growing business providing brands, agencies and marketers the opportunity to connect with consumers beyond traditional and digital media directly on their mobile phones.  Today’s mobile phones are utilized for more than just making and receiving calls. Besides voice services, mobile users have access to data services such Short Message Service (SMS), also known as text messaging, picture messaging, content downloads and the Mobile Web. These media channels carry both content and advertising. The mobile phone is an extremely personal device as each mobile phone typically has one unique user.  While televisions, radios, and even PCs are often shared by multiple consumers, mobile phones are personal devices representing a truly unique and individual address to the end user. This makes the mobile phone a precisely targeted communication channel, where users are highly engaged with content. As a result, the mobile channel is a highly effective campaign tool and its response levels are high compared to other media. Mobile is valuable as a stand-alone medium for advertising, but it’s also well suited for a vital role in fully integrated cross-media campaign plans, including TV, print, radio, outdoor, cinema, online and direct mail.  We believe that the future of digital media will be driven by mobile phones where a direct, personal conversation can be had with the world’s largest network.  The future of mobile includes banking, commerce, advertising, video, games and just about every other aspect of both on and offline life.

Mobile advertising campaigns may use multiple channels to reach the consumer, including Mobile Web sites, mobile applications, mobile messaging and mobile video, all of which can be integrated into interactive campaigns.  Each channel can link to additional mobile content or channels, as well as to complementing traditional media. Mobile advertising provides a powerful, instant and interactive response path in that consumers may send a keyword to a short code via SMS, or register on a Mobile Web site.

Mobile Web

The Mobile Web is fast emerging as a mainstream information, entertainment and transaction source for people on the move and away from a PC.  Browsing the Mobile Web is similar to traditional PC-based Web browsing and provides users with access to news, sports, weather, entertainment and shopping sites.  However, there are some significant differences between PC-based access and phone-based access:

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The mobile phone is a targeted device with typically only one user.  This enable the delivery of relevant communications causing users to become engaged immediately with campaigns and content resulting in increased campaign effectiveness.

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Mobile phones do not permit detailed search and delivery.  Rather, mobile users will usually seek quick access to succinct information and services. Space on mobile phone screens is at a premium, and users have limited input mechanisms, so Mobile Web sites need to be easy to navigate using just the mobile phone keypad.

•	Mobile phones have a broad range of different form factors, screen sizes and resolutions, all of which presents a challenge for the display and optimal viewing of content and advertising.

Mobile Messaging

Mobile messaging technology enables users to communicate in a so-called asynchronous manner, where messages are stored in the network and delivered to the recipient as soon as the recipient’s mobile phone can receive it.  Once delivered, the message is stored on the users’ mobile phone.  SMS (Short Messaging Service) allows a mobile user to send and receive a text message of up to 160 characters and across virtually any operator network.  This service is also referred to as “text messaging” or “texting”.  All recent mobile phone models support SMS.  As a result, the large installed base of SMS phones creates a large addressable market for SMS-based mobile marketing campaigns.  MMS (Multimedia Messaging Service) is the rich media equivalent to SMS text messages.  An MMS message can include graphics photos, audio and video, in addition to text. MMS is not yet universally supported by all networks, however this market segment is growing.  SMS and MMS services are together referred to as “mobile messaging” or “messaging”. The stickiness of Mobile Messaging, the enormous reach of SMS and the rich media capabilities of MMS make this channel a highly rewarding advertising opportunity.

We believe that mobile messaging represents an important opportunity for advertising placement. Media publishers are using messaging to distribute mobile content. Businesses are providing consumer services through mobile messaging. These messages provide inventory into which advertisements can be inserted. In addition, it is now possible to purchase advertising in person-to person (P2P), SMS and MMS messages.

Mobile devices have become one of the most widely used means of communication globally. Significant technological advancements have and are continuing to provide mobile users with increased access to features previously available only on PCs, such as Internet browsing, email and social networking. As mobile devices have evolved, they have begun to enable brands and advertising agencies to interact with consumers virtually anytime and anywhere, optimizing engagement with other traditional media while lowering the cost of customer acquisition and retention.

As a result, mobile devices have emerged as an important media method for brands and advertising agencies to interact with consumers.  According to a national market research firm specializing in global connectivity and emerging technology, mobile marketing and advertising spending is expected to increase from $1.64 billion in 2007 to nearly $29 billion in 2014.

The CommerceTel Solution

CommerceTel resolves three key technical barriers needing to be overcome for the marketplace to achieve the ultimate goal of engaging the consumer via their mobile devices:

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Multimodal Communication: Cell phones are used for voice conversations, to take pictures, sending and receiving SMS text messages, and several other tasks. Marketers and enterprises need to include multiple communication modalities when interacting with the mobile consumer.  Engaging only one channel to the mobile consumer, for example SMS text messaging, will only result in a partial engagement with the consumer.  CommerceTel solves this problem via its carrier-grade integrated infrastructure delivering access to all modes of mobile communication from SMS to MMS to IVR and beyond.

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Campaign Design and Management.  The ability to conceptualize, create, and execute mobile marketing campaigns or enterprise applications in an efficient manner is affected by software and tools available at any given time.  Fragmented tool sets, costly service models, and prolonged time-to-market will impede and impair the growth of the industry.  CommerceTel’s Web-based solution, “C4”, is a unified services creation environment that enables brands and enterprises to create, manage, and report on campaigns through a set of hosted Web tools.

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Analytics.  Fragmented analytic solutions (i.e. the lack of a uniform tool set used to analyze mobile consumers’ preferences) only provide insights into disparate modalities of the mobile channel.  For example, a Mobile Web analytics solution reveals a consumer’s Internet consumption while neglecting that same consumer’s SMS and Voice related activities. CommerceTel’s patent pending “Personalization Engine” leverages an innovative approach to gaining deep insight into mobile consumer activities and their associated profiles.

Our Principal Competitive Strength

We believe that we have a significant advantage over our main competitors for the following reasons:

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Proprietary Technology:  Our proprietary, patent pending technology enables our customers to reach across all mobile phone interfaces.  We continue to develop, design and deploy enterprise-grade software that we believe is more advanced than technologies developed by our competitors.

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IVR and Voice Capabilities: Our IVR and Voice capabilities allow marketers, content owners, and search operators the freedom of engaging mobile consumers outside of wireless carrier controlled messaging networks.  In many instances our competitors have outsourced business to CommerceTel to fill gaps in their service offerings.  It is this fundamental advantage that has allowed CommerceTel to quickly penetrate major brands.

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In-house Expertise:  We believe that our primary technical advantage is that we've built most of our systems in-house, relieving us from costly software licensing fees associated with IVR platforms, SMS messaging and other platforms.  For example, IVR software typically ranges from $150.00US to $1,000.00US per port, plus annual maintenance and support fees. CommerceTel's current infrastructure supports over 10,000 IVR ports without any associated IVR licensing costs. In addition, there are unavoidable provisioning times for interconnecting with VOIP and PSTN networks that can take a minimum of 90 days, plus another 30 days for equipment provisioning.

Our Strategy

Our objective is to become the industry leader in connecting brands and enterprises to consumers’ mobile phones.  We intend to simplify utilizing the unique benefits of mobile marketing and advertising campaigns.  Following are the principal elements of our strategy are to:

•	Capitalize upon current customer relationships and acquire new customers. We intend to capitalize on our customer relationships to widen the appeal of our solutions.

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Enable our platform by addressing technology shifts in mobile devices and computing.    The mobile device marketplace by its nature undergoes constant change as new technologies and products emerge. In particular, we believe that smartphone devices as well as tablet computers with mobile capabilities are growing and becoming increasingly important components of mobile communications. We devote significant resources to address this evolving technology landscape with innovative application interfaces for our platform that ensures we will be well positioned to address the mobile marketplace as consumer device preferences evolve.

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Extend our leadership position by continuing to invest in our platform.    We believe that the technical capabilities of our platform significantly surpass the ability of our competitors to provide brands, advertising agencies, mobile operators and media companies a comprehensive view of a consumer's interaction and engagement across a variety of media.  We intend to continue to invest in, and enhance the functionality of our platform and develop new technology solutions to further strengthen and broaden our end-to-end platform.

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Encourage the adoption of our platform by third parties.    Our platform allows third parties, including content delivery platform providers, application providers, campaign optimization specialists, mobile ad networks, and analytic and billing providers, to use our platform to execute marketing and advertising campaigns as well as to create new business opportunities and technology innovations. We have designed our platform to become central to the creation of a connected, global mobile marketing and advertising marketplace, and we believe that this platform will form the basis for a global mobile marketing and advertising ecosystem.

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Continue expansion and pursue partnerships and acquisitions.    We intend to continue our expansion into new markets.  In addition, we will continue to evaluate and pursue strategic partnerships and acquisitions, to continue strengthening our platform, increase our presence, expand relationships and enter into new markets.

Marketing and Sales

We believe that a successful marketing campaign addressed to mobile marketing and content operators, particularly large agencies and brands, is largely dependent on strong personal relationships with executives and a solutions-based sales approach. We intend to employ an executive level sales team capable of fostering direct relationships with brands while business development resources will focus on channel partnerships through IT systems integrators and marketing agencies.

Certain minimum capitalization and financial levels are usually required by large enterprises when seeking technical vendors.  Therefore, we intend to employ a partnership strategy in selling to large enterprises. Partnerships will allow us to sell into larger enterprises during our early growth period by avoiding having to meet these minimum capitalization levels.

The Company also intends to employ a small executive level sales team and continue its market leadership position with our large brand name client base establishing credibility and entrée to prospective, targeted accounts across all vertical segments. As key accounts are won, and the Company begins to scale, our strategy will employ a core "Client Services" team to serve existing clients and drive revenue growth from existing business, while a direct sales force will be tasked with focusing exclusively on new client relationships.

Our Platform

Mobile marketing is quickly becoming an extension of Web-based marketing, and potentially more powerful. Consumers rank their mobile device as more important than their home computer. The ability to create and execute mobile marketing campaigns or enterprise applications will be directly affected by software and tools available to design and deliver solutions efficiently and effectively.  Fragmented tool sets, costly service models, and prolonged time-to-market will impede and impair the growth of the industry.

The optimal mobile marketing campaign marries the rich interaction of the Web with the immediacy that a mobile device can provide. The CommerceTel C4 platform integrates these two technologies easily.  CommerceTel’s proprietary Web-based solution, “C4”, is a unified services creation environment empowering brands and enterprises with the ability to create, manage, and report on campaigns through a set of hosted Web tools.

We believe that our C4 platform makes it simple for users to have instant access to their mobile and online site. Adding IVR or SMS messaging capabilities to a Website is easily facilitated via the C4 API interface. This expands the reach a brand can enjoy by offering content across a number of platforms.

The following two slides show actual screens of our C4 Web-based platform in action.

Research and Development

We believe that having a dedicated, highly-trained advanced projects team enables us to effectively address the rapidly evolving mobile marketing and advertising services market.   Accordingly, we have built a strong internal software development team that has many years of experience in the mobile advertising and marketing industries.  As of June 30, 2010, we had four engineers and software developers in our development centers located in San Diego, CA.   Our recent research and development activities have been focused on making enhancements to our platform.  Specifically, our current research and development initiatives continue to focus on extending our technology into payment processing, location based services, application analytics, and other technical opportunities in the evolving mobile industry.

Competition

Although the market for mobile marketing and advertising solutions is relatively new, it is very competitive.  We compete with companies of all sizes in select geographies that offer solutions that compete with single elements of our platform, such as mobile advertising networks, mobile ad serving and ad routing providers, mobile website and content creators, providers of mobile publishing and application development, SMS aggregators or providers of mobile analytics. We compete at times with interactive and traditional advertising agencies that perform mobile marketing and advertising as part of their services to their customers.   Some of these entities have significantly greater resources than we do.

As a result of industry developments, some of our competitors may in the future create an integrated platform with features similar to ours, for example, Google, Inc.'s proposed acquisition of Admob, Inc. which was announced in November 2009, Apple, Inc.'s acquisition of Quattro Wireless, Inc. in January 2010, and the entry of larger companies such as Nokia, AOL, Microsoft and Yahoo! into the mobile media markets. However, we do not directly compete with these companies as we believe we are the only provider of an integrated, end-to-end mobile marketing and mobile advertising platform with a significant global presence.

We believe that the key competitive factors that our customers use in selecting solutions include the availability of:

•	an integrated, scalable and relatively easy to implement platform that can expand the reach of their future campaigns;

•	solutions providing high quality functionality that meet their immediate marketing and advertising needs;

•	sophisticated analytics and reporting;

•	competitive pricing;

•	existing strategic relationships with customers globally;

•	high levels of quality service and support; and

•	a sophisticated and financially stable provider with a proven track record.

We believe that we compete favorably on each of these factors. Our extensive experience managing global marketing and advertising campaigns, together with experienced professional services to implement and integrate these options globally, provides us with an advantage that many of our competitors lack.

The consolidation of our competitors offering point solutions into larger organizations with increased resources is a recent trend in the industry. The effects of such acquisitions on the market are still unclear.

Seasonality

Our business, as is typical of companies in our industry, is highly seasonal. This is primarily due to traditional marketing and advertising spending being heaviest during the holiday season while brands, advertising agencies, mobile operators and media companies often close out annual budgets towards the end of a given year.  Seasonal trends have historically contributed to, and we anticipate will continue to contribute to fluctuations in our quarterly results, including fluctuations in sequential revenue growth rates.

Intellectual Property

We regard the protection of our developed technologies and intellectual property rights as an important element of our business operations and as crucial to our success.  We rely primarily on a combination of patent laws, trademark laws, copyright laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary technology. We generally require our employees, consultants and advisors to enter into confidentiality agreements.  These agreements provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except under specific circumstances. In the case of our employees, the agreements provide that all of the technology which is conceived by the individual during the course of employment is our exclusive property. The development of our technology and many of our processes are dependent upon the knowledge, experience and skills of key scientific and technical personnel.

We do not own any patents.  However, we have one pending U.S. patent applications.  Patent application 20070249369 was filed on April 25, 2007.  This patent application is described as a system, method and apparatus for delivering Web content to a mobile telephone or related device by using a dialing code is provided.  In an exemplary embodiment, a user who dials a telephone number, or other dialing code, and subsequently receives content sent to the user's mobile handset.  In another embodiment, content is Web content sent to the user's phone via a Wireless Application Protocol (WAP) process.

Any future patents that may issue may not survive a legal challenge to their scope, validity or enforceability, or provide significant protection for us. The failure of our patents, or our reliance upon copyright and trade secret laws to adequately protect our technology might make it easier for our competitors to offer similar products or technologies.  In addition, patents may not issue from any of our current or any future applications.

Legal Proceedings

We currently, and from time to time, are, subject to claims arising in the ordinary course of our business. We are not currently subject to any such claims that we believe could reasonably be expected to have a material and adverse effect on our business, results of operations and financial condition.

Employees

As of September 30, 2010, we had 5 full-time employees and 3 contract employees.  Sales, marketing, and business development functions are provided by one full time employee and one contract consultant.  Engineering and research and development functions are provided by two full time employees and two contract employees.  General administration, finance, and executive management consist of two full time employees.

Properties

We own no real estate.  We currently lease 3,751 square feet of office space located at 8929 Aero Drive, Suite E, San Diego, CA 92123 at a monthly cost of $5,441, and is believed to be suitable and adequate to meet current business requirements.  The original 60 month lease term expires June 30, 2012.

Government Regulation

Mobile data service providers are subject to regulations and laws applicable to providers of mobile, Internet and voice over Internet protocol, or VOIP.  In addition, the application of existing domestic and international laws and regulations relating to issues such as user privacy and data protection, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, billing, real estate, consumer protection, accessibility, content regulation, quality of services, telecommunications, mobile, television and intellectual property ownership and infringement to wireless industry providers and platforms in many instances is unclear or unsettled. Further, the application of existing laws regulating or requiring licenses for certain businesses of our advertisers can be unclear.

It is possible that a number of laws and regulations may be adopted which may be inconsistent and which could restrict the wireless communications industry, including laws and regulations regarding network management and device interconnection, lawful interception of personal data, taxation, content suitability, copyright, distribution and antitrust. Furthermore, the growth and development of the market for electronic storage of personal information may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies that store personal information. We anticipate that regulation of our industry generally will increase and that we will be required to devote legal and other resources to address this regulation.

We are directly subject to certain regulations and laws applicable to providers of Internet and mobile services both domestically and internationally. The application of existing domestic and international laws and regulations relating to issues such as user privacy and data protection, marketing, advertising, consumer protection and mobile disclosures in many instances is unclear or unsettled.

Regulatory Environment

In addition to its regulation of wireless telecommunications providers generally, the U.S. Federal Communications Commission, or FCC, has shown interest in at least three areas that impact our business: research and development with regards to innovation, competition in the wireless industry and consumer protection with an emphasis on truth-in-billing.  The FCC has examined, or is currently examining, how and when consumers enroll in mobile services, what types of disclosures consumers receive, what services consumers are purchasing and how much consumers are charged. In addition, the Federal Trade Commission, or FTC, has been asked to regulate how mobile marketers can use consumers' personal information.  Consumer advocates claim that many consumers do not know when their information is being collected from cell phones and how such information is retained, used and shared with other companies. Consumer groups have asked the FTC to identify practices that may compromise privacy and consumer welfare; examine opt-in procedures to ensure consumers are aware of what data is at issue and how it will be used; investigate marketing tactics that target children and create policies to halt abusive practices. The FTC has expressed interest in particular in the mobile environment and services that collect sensitive data, such as location-based information.

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Deceptive Trade Practice Law.    The FTC and state attorneys general are given broad powers by legislatures to curb unfair and deceptive trade practices. These laws and regulations apply to mobile marketing campaigns and behavioral advertising. The general guideline is that all material terms and conditions of the offer must be "clearly and conspicuously" disclosed to the consumer prior to the buying decision. In practice, the definition of clear and conspicuous disclosure is often a subjective determination. The balancing of the desire to capture a potential customer's attention, while providing adequate disclosure, can be even more challenging in the mobile context due to the lack of space.

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Behavioral Advertising.    Behavioral advertising is a technique used by online publishers and advertisers to increase the effectiveness of their campaigns. Behavioral advertising uses information collected from an individual's web-browsing behavior, such as the pages they have visited or the searches they have made, to select which advertisements to display to that individual. This data can be valuable for online marketers looking to personalize advertising initiatives or to provide geo-tags through mobile devices. Currently, behavioral advertising is not formally regulated in the U.S., but many businesses adhere to industry self-governing principles, including an opt-out regime whereby information may be collected until an individual indicates that he or she no longer agrees to have this information collected. The FTC and EU member states are considering regulations in this area, which may include implementation of a more rigorous opt-in regime. An opt-in policy would prohibit businesses from collecting and using information from individuals who have not voluntarily consented. Among other things, the implementation of an opt-in regime could require substantial technical support and negatively impact the market for our mobile advertising products and services. A few states have also introduced bills in the past two years that would restrict or prohibit behavioral advertising within the state. These bills would likely have the practical affect of regulating behavioral advertising nationwide because of the difficulties behind implementing state-specific policies or identifying the location of a particular consumer.

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Behavioral Advertising-Privacy Regulation.    Our business is affected by U.S. federal and state laws and regulations governing the collection, use, retention, sharing and security of data that we receive from and about our users. In recent years, regulation has focused on the collection, use, disclosure and security of information that may be used to identify or that actually identifies an individual, such as an Internet Protocol address or a name. Although the mobile and Internet advertising privacy practices are currently largely self-regulated in the U.S., the FTC has conducted numerous discussions on this subject and suggested that more rigorous privacy regulation is appropriate, possibly including regulation of non-personally identifiable information which could, with other information, be used to identify an individual.

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Marketing-Privacy Regulation.    In addition, there are U.S. federal and state laws that govern SMS and telecommunications-based marketing, generally requiring senders to transmit messages (including those sent to mobile devices) only to recipients who have specifically consented to receiving such messages. U.S. federal laws also govern e-mail marketing, generally imposing an opt-out requirement for emails sent within an existing business relationship.

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SMS and Location-Based Marketing Best Practices and Guidelines.    We are a member of the Mobile Marketing Association, or MMA, a global association of 700 agencies, advertisers, mobile device manufacturers, wireless operators and service providers and others interested in the potential of marketing via the mobile channel. The MMA has published a code of conduct and best practices guidelines for use by those involved in mobile messaging activities. The guidelines were developed by a collaboration of the major carriers and they require adherence to them as a condition of service. We voluntarily comply with the MMA code of conduct. In addition, the Cellular Telephone Industry Association, or CTIA, has developed Best Practices and Guidelines to promote and protect user privacy regarding location-based services. We also voluntarily comply with those guidelines, which generally require notice and user consent for delivery of location-based services.

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TCPA.    The United States Telephone Consumer Protection Act, or TCPA, prohibits unsolicited voice and text calls to cell phones or the use of an auto-dialing system unless the recipient has given prior consent. The statute also prohibits companies from initiating telephone solicitations to individuals on the national Do-Not-Call list, unless the individual has given prior express consent or has an established business relationship with the company, and restricts the hours when such messages may be sent. In the case of text messages, a company must obtain opt-in consent to send messages to a mobile device. Violations of the TCPA can result in statutory damages of $500 per violation (i.e., for each individual text message). U.S. state laws impose additional regulations on voice and text calls.

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CAN-SPAM.    The U.S. Controlling the Assault of Non-Solicited Pornography and Marketing Act, or CAN SPAM, prohibits all commercial e-mail messages, as defined in the law, to mobile phones unless the device owner has given "express prior authorization." Recipients of such messages must also be allowed to opt-out of receiving future messages the same way they opted-in. Senders have ten days to honor opt-out requests. The FCC has compiled a list of domain names used by wireless service providers to which marketers may not send commercial e-mail messages. Senders have 30 days from the date the domain name is posted on the FCC site to stop sending unauthorized commercial e-mail to addresses containing the domain name. Violators are subject to fines of up to $6.0 million and up to one year in jail for some spamming activities. Carriers, the FTC, the FCC, and State Attorneys General may bring lawsuits to enforce alleged violations of the Act.

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Communications Privacy Acts.    Foreign, U.S. federal and U.S. state laws impose consent requirements for disclosures of contents of communications or customer record information. To the extent that we knowingly receive this information without the consent of customers, we could be subject to class action lawsuits for statutory damages or criminal penalties under these laws, which could impose significant additional costs and reputational harm. EU member state laws also require consent for our receiving this information, and if our carrier customers fail to obtain such consent we could be subjected to civil or even criminal penalties.

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Security Breach Notification Requirements.    EU member state laws require notice to the member state data protection authority of a data security breach involving personal data if the breach poses a risk to individuals. In addition, Germany recently enacted a broad requirement to notify individuals in the event of a data security breach that is likely to be followed by notification requirements to data subjects in other EU member states. In the U.S., various states have enacted data breach notification laws, which require notification of individuals and sometimes state regulatory bodies in the event of breaches involving certain defined categories of personal information.  Japan and Uruguay have also recently enacted security breach notice requirements. This new trend suggests that breach notice statutes may be enacted in other jurisdictions, including by the U.S. at the federal level, as well.

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Children.    U.S. federal privacy regulations implementing the Children's Online Privacy Protection Act prohibit the knowing collection of personal information from children under the age of 13 without verifiable parental consent, and strictly regulate the transmission of requests for personal information to such children. Other countries do not recognize the ability of children to consent to the collection of personal information. In addition, it is likely that behavioral advertising regulations will impose special restrictions on use of information collected from minors for this purpose.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion and analysis relates to the results of CommerceTel only and should be read in conjunction with the consolidated financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K.

General Overview

CommerceTel is a provider of technology that enables major brands and enterprises to engage consumers via their mobile phone. Interactive electronic communications with consumers is a complex process involving communication networks and software.  CommerceTel removes this complexity through its suite of services and technologies thereby enabling brands, marketers, and content owners to communicate with their customers and consumers in general.  From Presidential elections to major broadcast events, we are pioneers in the deployment of the mobile channel as the ultimate direct connection to the consumer.

Mobile phone users represent a large and captive audience. While televisions, radios, and even PCs are often shared by multiple consumers, mobile phones are personal devices representing a truly unique and individual address to the end user. The future of digital media will be driven by mobile phones where a direct, personal conversation can be had with the world’s largest audience. The future of mobile includes banking, commerce, advertising, video, games and just about every other aspect of both on and offline life. Over 4 million consumers have been engaged via their mobile device thanks to CommerceTel’s technology.

We believe that our mobile marketing and advertising campaign platform is among the most advanced in the industry as it allows real time interactive communications with consumers.  We generate revenue from licensing our software to clients in our software as a service (Saas) model, per-message and per-minute transactional fees, and customized professional services.

Our “C4” Mobile Marketing and Customer Relationship Management (CRM) platform is a hosted solution enabling our clients to develop, execute, and manage a variety of engagements to a consumer’s mobile phone. Short Messaging Service (SMS), Multi-Media Messaging (MMS), and Interactive Voice Response (IVR) interactions can all be facilitated via a set of Graphical User Interfaces (GUIs). Reporting and analytics capabilities are also available to our users through the C4 solution.

Mobile devices are emerging as the principal interactive channel for brands to reach consumers since it is the only media platform that has access to the consumer virtually anytime and anywhere. Brands and advertising agencies are recognizing the unique benefits of the mobile channel and they are increasingly integrating mobile media within their overall advertising and marketing campaigns. Our objective is to become the industry leader in connecting brands and enterprises to consumers’ mobile phones.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made.  Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

The following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements.

Revenue recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured.  In the event that final acceptance of the product is specified by the customer or is uncertain, revenue is deferred until all acceptance criteria have been met.  Cash received in advance of the performance of services is recorded as deferred revenue.

Share-based Compensation Expense

Share-based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  The Company estimates the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options include the exercise price of the award, the fair value of the Company’s common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on the Company’s common stock.  We use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.

 Results of Operations

 Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Revenues

Revenues for the 12 months ended December 31, 2009 decreased $408,111, or 30%, compared to the 12 months ending December 31, 2008.  This decrease in revenue was due to the significant revenue earned in 2008 during the 6 months leading up to the presidential election, which did not continue into 2009.

Cost of Revenues

Cost of revenue for the year ended December 31, 2009 increased $22,544, or 4.3% compared to the same period in 2008.  This cost increase resulted from the increase of infrastructure related costs, including, but not limited to, SMS aggregation expenses, increased IP bandwidth, and throughput increase required to handle increased SMS traffic levels.

Gross Profit

Gross profit for the year ended December 31, 2009 decreased by $430,655, or 52%, compared to the same period in 2008. Gross profit as a percentage of revenue for the year ended December 31, 2009 decreased to 42% compared to 61% in 2008.

Operating Expenses

Operating expenses for the year ended December 31, 2009 decreased by $1.07 million, or 39%, as compared to the same period in 2008, resulting from efforts to reduce CommerceTel’s operating overhead.  The majority of the decrease came from reduction in personnel expenses of $860,000, reduction in equipment and facility related expenses of $77,000, and reduction of other operating expenses of $210,000.

Loss From Operations

Net loss for the year ended December 31, 2009 decreased $643,493, or 31%, compared to the year ended December 31, 2008.

Interest Expense

Interest expense for the year ended December 31, 2009 increased $17,208, or 24.5%, compared to the year ended December 31, 2008.  This resulted from increased borrowings in notes payable.

Net Loss

Net Loss for the year ended December 31, 2009 and December 31, 2008 were $1,402,627 and $2,028,912 respectively.

 Six Months Ended June 30, 2010 Compared to Three and Six Months Ended June 30, 2009

Revenues

Revenues for the six months ended June 30, 2010 increased by $2,789, or .6%, compared to the same period in 2009.

Cost of Revenues

Cost of revenue for the six months ended June 30, 2010 decreased $69,646, or 23% compared to the same period in 2009. Gross profit for the six months ended June 30, 2010 increased by $72,435, or 39%, compared to the same period in 2009. This increase in gross profit was due to cost reductions in the areas of SMS aggregation, expenses to increase throughput capacity, and TF/DID line inventory.

Gross Profit

Gross profit for the six months ended June 30, 2010  increased by $72,435, or 39%, compared to the same period in 2009. This increase in gross profit was due to cost reductions in the areas of SMS aggregation, expenses to increase throughput capacity, and TF/DID line inventory.

Other Income (Expenses)

CommerceTel had other income of $114,551 during the six months ended June 30, 2010 compared to zero ($0) during the period ended June 30, 2009.  This resulted from negotiated debt settlements on past due amounts from 2008 and 2009.

Operating Expenses

Operating expenses for the six months ended June 30, 2010 decreased by $203,170,  or 23%, as compared to the same period in 2009. This decrease in operating expenses was due to efforts to reduce cost across all expense categories.  The majority of the decrease came from reduction in personnel related expenses of $121,692 and legal fees of $106,721, partially offset by increases in travel and accounting/auditing expense.

Interest Expense

Interest expense for the six months ended June 30, 2010 decreased $19,884, or 36%, compared to the same period in 2009.  Interest expense was attributable to Notes Payable outstanding during the respective periods.

Net Loss

Net Loss for the six months ended June 30, 2010 and June 30, 2009 were $389,813 and $814,774 respectively.  Net Loss for the six months ended June 30, 2010 a credit of $114,551 resulting from renegotiated debt settlements with various suppliers.

Liquidity and Capital Resources

As of June 30, 2010, we had current assets of $121,102, including cash of $15,297, and current liabilities of $2,169,180.   As of December 31, 2009, we had current assets of $121,182, including cash of $11,003, and current liabilities of $2,029,344.

Sources of Liquidity

Operating Activities.    Our operating activities resulted in a net cash used by operations of $245,603 for the six months ended June 30, 2010 compared to net cash used by operations of $189,464 for the six months ended June 30, 2009.  The net cash used by operations for the six months ended June 30, 2010 reflects a net loss of  $455,664 offset by depreciation of $3,338, increase in accrued liabilities of $181,954, stock based compensation $65,851, reduction in deferred revenues and customer deposits of $40,432, and other minor factors.   The net cash used by operations for the six months ended June 30, 2009 reflects a net loss of $877,384 offset by depreciation of $18,258, stock based compensation of $62,611, increase in accrued liabilities of $560,257, increase of $42,063 in accounts receivable, and other minor factors.

Investing Activities.    Our investing activities resulted in a net cash outflow of $0 for the six months ended June 30, 2010 compared to a net cash outflow of $0 for the six months ended June 30, 2009.

Financing Activities.    Our financing activities resulted in a cash inflow of $249,897 for the six months ended June 30, 2010 and $245,783 for the six months ended June 30, 2009, which represents proceeds of capital contributions from parent.

Seasonality

Our business, as is typical of companies in our industry, is highly seasonal. This is primarily due to traditional marketing and advertising spending being heaviest during the holiday season while brands, advertising agencies, mobile operators and media companies often close out annual budgets towards the end of a given year.  Seasonal trends have historically contributed to, and we anticipate will continue to contribute to fluctuations in our quarterly results, including fluctuations in sequential revenue growth rates.

Recent Accounting Pronouncements

Please see our audited and reviewed financial statements for management’s discussion relating to the impact of recent accounting pronouncements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to several financial risks such as market risk (change in exchange rates, changes in interest rates, market prices, etc.), credit risk and liquidity risk. Our principal liabilities mainly consist of bank loans and trade payables. The main purpose of these liabilities is to provide the necessary funding for our operations. We have various financial assets such as trade receivables and cash and cash equivalents. Our cash and cash equivalent instruments are managed such that there is no significant concentration of credit risk in any one bank or other financial institution. Management monitors closely the credit quality of the financial institutions with which it holds deposits.

Our financing facilities are monitored against working capital and capital expenditure requirements on a rolling 12-month basis and timely action is taken to have the necessary level of available credit lines. Our policy is to diversify funding sources. Management aims to maintain an appropriate capital structure that ensures liquidity and long-term solvency.

Credit Risk

We do not have significant concentrations of credit risk relating to our trade receivables and cash investments, and review the creditworthiness of our customers in connection with our contracting activities. The maximum exposure to the credit risk as of June 30, 2010 is primarily from trade receivables and accrued contract receivables amounting to $49,606 in total. Trade receivables and accrued contract receivables are typically unsecured and are derived from revenue earned from customers. Credit risk is managed through credit approvals, establishing credit limits and continuously monitoring the creditworthiness of customers to which the company grants credit terms in the normal course of business. It is our policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis and historically our exposure to bad debts has been minimal. Credit risk from cash balances is considered low. We restrict cash transactions to high credit quality financial institutions.

Liquidity Risk

Our financing requirements have significantly increased due to the expansion of our business, which has in the past been funded primarily through proceeds received from contributions of capital from our parent company. Nevertheless, we monitor our risk to a shortage of funds using a recurring cash flow planning model. Our objective is to maintain a balance between continuity of funding and flexibility through the availability of bank credit lines and the generation of positive operating cash flows.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our consolidated financial condition, revenues, results of operations, liquidity or capital expenditures.

RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this current report on Form 8-K before making a decision to purchase our securities.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Risks Related to our Business

Proceeds from our recent bridge financing may not be sufficient to sustain our operations and we may need to raise additional capital to grow our business.

We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products, that our cash on hand including the proceeds from our recent bridge as well as revenues from operations will satisfy our operational and capital requirements for the next 12 months.  However, the operation of our business and our efforts to grow our business further will require significant cash outlays and commitments. The timing and amount of our cash needs may vary significantly depending on numerous factors, including but not limited to:

•	market acceptance of our mobile marketing and advertising services;

•	the need to adapt to changing technologies and technical requirements;

•	the need to adapt to changing regulations requiring changes to our processes or platform; and

•	the existence of opportunities for expansion.

If our existing working capital and the proceeds from our recent bridge financing are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through debt, or other equity financings, to fund our growth. We may not be able to raise cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the current price of our ordinary shares. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our ordinary shares. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our growth and operating plans to the extent of available funding, which could harm our ability to grow our business.

Our sales efforts require significant time and effort and could hinder our ability to expand our customer base and increase revenue.

Attracting new customers requires substantial time and expense, especially in an industry that is so heavily dependent on personal relationships with executives.  We cannot assure that we will be successful in establishing new relationships, or maintaining or advancing our current relationships. For example, it may be difficult to identify, engage and market to customers who do not currently perform mobile marketing or advertising or are unfamiliar with our current services or platform.  Further, many of our customers typically require input from one or more internal levels of approval. As a result, during our sales effort, we must identify multiple people involved in the purchasing decision and devote a sufficient amount of time to presenting our products and services to those individuals.  The complexity of our services, including our software-as-a-service model, often requires us to spend substantial time and effort assisting potential customers in evaluating our products and services including providing demonstrations and benchmarking against other available technologies.  We expect that our sales process will become less burdensome as our products and services become more widely known and used.  However, if this change does not occur, we will not be able to expand our sales effort as quickly as anticipated and our sales will be adversely affected.

We may not be able to enhance our mobile marketing and advertising platform to keep pace with technological and market developments, or to remain competitive against potential new entrants in our markets.

The market for mobile marketing and advertising services is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and short product life cycles. Our current platform or platforms we may offer in the future, may not be acceptable to marketers and advertisers. To keep pace with technological developments, satisfy increasing customer requirements and achieve acceptance of our marketing and advertising campaigns, we will need to enhance our current mobile marketing solutions and continue to develop and introduce on a timely basis new, innovative mobile marketing services offering compatibility, enhanced features and functionality on a timely basis at competitive prices. Our inability, for technological or other reasons, to enhance, develop, introduce and deliver compelling mobile marketing services in a timely manner, or at all, in response to changing market conditions, technologies or customer expectations could have a material adverse effect on our operating results or could result in our mobile marketing services platform becoming obsolete. Our ability to compete successfully will depend in large measure on our ability to maintain a technically skilled development and engineering staff and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of our mobile marketing services platform with evolving industry standards and protocols. In addition, as we believe the mobile marketing market is likely to grow substantially, other companies which are larger and have significantly more capital to invest than us may emerge as competitors. For example, in May 2010, Google, Inc. acquired Admob, Inc. Similarly, in January 2010, Apple, Inc. acquired Quattro Wireless, Inc. New entrants could seek to gain market share by introducing new technology or reducing pricing. This may make it more difficult for us to sell our products and services, and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

Our customer contracts lack uniformity and often are complex, which subjects us to business and other risks.

Our customers include some of the largest enterprises which have substantial purchasing power and negotiating leverage. As a result, we typically negotiate contracts on a customer-by-customer basis and our contracts lack uniformity and are often complex. If we are unable to effectively negotiate, enforce and account and bill in an accurate and timely manner for contracts with our key customers, our business and operating results may be adversely affected.  In addition, we could be unable to timely recognize revenue from contracts that are not managed effectively and this would further adversely impact our financial results.

Our services are provided on mobile communications networks that are owned and operated by third parties who we do not control and the failure of any of these networks would adversely affect our ability to deliver our services to our customers.

Our mobile marketing and advertising platform is dependent on the reliability of mobile operators who maintain sophisticated and complex mobile networks. Such mobile networks have historically, and particularly in recent years, been subject to both rapid growth and technological change. If the network of a mobile operator with which we are integrated should fail, including because of new technology incompatibility, the degradation of network performance under the strain of too many mobile consumers using it, or a general failure from natural disaster or political or regulatory shut-down, we will not be able provide our services to our customers through such mobile network. This in turn, would impair our reputation and business, potentially resulting in a material, adverse effect on our financial results.

If our mobile marketing and advertising services platform does not scale as anticipated, our business will be harmed.

We must be able to continue to scale to support potential ongoing substantial increases in the number of users in our actual commercial environment, and maintain a stable service infrastructure and reliable service delivery for our mobile marketing and advertising campaigns. In addition, we must continue to expand our service infrastructure to handle growth in customers and usage. If our mobile marketing services platform does not efficiently and effectively scale to support and manage a substantial increase in the number of users while maintaining a high level of performance, the quality of our services could decline and our business will be seriously harmed. In addition, if we are unable to secure data center space with appropriate power, cooling and bandwidth capacity, we may not be able to efficiently and effectively scale our business to manage the addition of new customers and overall mobile marketing campaigns.

The success of our business depends, in part, on wireless carriers continuing to accept our customers' messages for delivery to their subscriber base.

We depend on wireless carriers to deliver our customers' messages to their subscriber base. Wireless carriers often impose standards of conduct or practice that significantly exceed current legal requirements and potentially classify our messages as "spam," even where we do not agree with that conclusion. In addition, the wireless carriers use technical and other measures to attempt to block non-compliant senders from transmitting messages to their customers; for example, wireless carriers block short codes or Internet Protocol addresses associated with those senders. There can be no guarantee that we, or short codes registered to us, will not be blocked or blacklisted or that we will be able to successfully remove ourselves from those lists. Although our services typically require customers to opt-in to a campaign, minimizing the risk that our customers' messages will be characterized as spam, blocking of this type could interfere with our ability to market products and services of our customers and communicate with end users and could undermine the effectiveness of our customers' marketing campaigns. To date we have not experienced any material blocking of our messages by wireless carriers, but any such blocking could have an adverse effect on our business and results of operations.

We depend on third party providers for a reliable Internet infrastructure and the failure of these third parties, or the Internet in general, for any reason would significantly impair our ability to conduct our business.

We outsource all of our data center facility management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third party facilities require uninterrupted access to the Internet.  If the operation of our servers is interrupted for any reason, including natural disaster, financial insolvency of a third party provider, or malicious electronic intrusion into the data center, our business would be significantly damaged.  As has occurred with many Internet-based businesses, on occasion in the past, we have been subject to "denial-of-service" attacks in which unknown individuals bombarded our computer servers with requests for data, thereby degrading the servers' performance. While we have historically been successful in relatively quickly identifying and neutralizing these attacks, we cannot be certain that we will be able to do so in the future. If either a third party facility failed, or our ability to access the Internet was interfered with because of the failure of Internet equipment in general or we become subject to malicious attacks of computer intruders, our business and operating results will be materially adversely affected.

Failure to adequately manage our growth may seriously harm our business.

We operate in an emerging technology market and have experienced, and may continue to experience, significant growth in our business. If we do not effectively manage our growth, the quality of our products and services may suffer, which could negatively affect our brand and operating results. Our growth has placed, and is expected to continue to place, a significant strain on our managerial, administrative, operational and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

•	implement additional management information systems;

•	further develop our operating, administrative, legal, financial and accounting systems and controls;

•	hire additional personnel;

•	develop additional levels of management within our company;

•	locate additional office space in various countries; and

•	maintain close coordination among our engineering, operations, legal, finance, sales and marketing and customer service and support organizations.

Moreover, as our sales increase, we may be required to concurrently deploy our services infrastructure at multiple additional locations or provide increased levels of customization. As a result, we may lack the resources to deploy our mobile marketing services on a timely and cost-effective basis. Failure to accomplish any of these requirements would seriously harm our ability to deliver our mobile marketing services platform in a timely fashion, fulfill existing customer commitments or attract and retain new customers.

We depend on the services of key personnel to implement our strategy. If we lose the services of our key personnel or are unable to attract and retain other qualified personnel, we may be unable to implement our strategy.

We believe that the future success of our business depends on the services of a number of key management and operating personnel, including Dennis Becker, our chief executive officer, Shane Kading, our senior vice president of client services, and Brad Morrow, our vice president of product management. We currently have an no employment agreements in place.  We do not maintain any key-person life insurance policies. Some of these key employees have strong relationships with our customers and our business may be harmed if these employees leave us. The loss of members of our key management and certain other members of our operating personnel could materially adversely affect our business, operating results and financial condition.

In addition, our ability to manage our growth depends, in part, on our ability to identify, hire and retain additional qualified employees, including a technically skilled development and engineering staff. We face intense competition for qualified individuals from numerous technology, marketing and mobile software and service companies.  We require a mix of highly talented engineers as well as individuals in sales and support who are familiar with the marketing and advertising industry. In addition, new hires in sales positions require significant training and may, in some cases, take more than a year before they achieve full productivity. Our recent sales force hires and planned hires may not become as productive as we would like, and we may be unable to hire sufficient numbers of qualified individuals in the future in the markets where we do business.  Further, given the rapid pace of our expansion to date, we may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing, creative, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unsuccessful in attracting and retaining these key personnel, our ability to operate our business effectively would be negatively impacted and our business, operating results and financial condition would be adversely affected.

The gathering, transmission, storage and sharing or use of personal information could give rise to liabilities or additional costs of operation as a result of governmental regulation, legal requirements, civil actions or differing views of personal privacy rights.

We transmit and store a large volume of personal information in the course of providing our services. Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we receive from our customers and their users. Any failure, or perceived failure, by us to comply with U.S. federal, state, or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business, operating results and financial condition. Additionally, we may also be contractually liable to indemnify and hold harmless our customers from the costs or consequences of inadvertent or unauthorized disclosure of their customers' personal data which we store or handle as part of providing our services.

The interpretation and application of privacy, data protection and data retention laws and regulations are currently unsettled in the U.S. and internationally, particularly with regard to location-based services, use of customer data to target advertisements and communication with consumers via mobile devices. Such laws may be interpreted and applied inconsistently from country to country and inconsistently with our current data protection policies and practices. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business, operating results or financial condition.

As privacy and data protection have become more sensitive issues, we may also become exposed to potential liabilities as a result of differing views on the privacy of personal information. These and other privacy concerns, including security breaches, could adversely impact our business, operating results and financial condition.

In the U.S., we have voluntarily agreed to comply with wireless carrier technological and other requirements for access to their customers' mobile devices, and also trade association guidelines and codes of conduct addressing the provision of location-based services, delivery of promotional content to mobile devices and tracking of users or devices for the purpose of delivering targeted advertising. We could be adversely affected by changes to these requirements, guidelines and codes, including in ways that are inconsistent with our practices or in conflict with the rules or guidelines in other jurisdictions.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Loss of Dennis Becker, our Chief Executive Officer, could impair our ability to operate.

If we lose Dennis Becker, our Chief Executive Officer, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel.  We have entered into an employment agreement with Mr. Becker.  The loss of Mr. Becker could have some effect on our operations.  If we were to lose our Chief Executive Officer, we may experience temporary difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key man life insurance in place for any of our key personnel.

Our management team has limited experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has only limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our Common Stock.

It is anticipated that there will be a limited trading market for the Common Stock on the Over-the-Counter Bulletin Board.  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

You may have difficulty trading and obtaining quotations for our Common Stock.

The Common Stock may not be actively traded, and the bid and asked prices for our Common Stock on the Over-the-Counter Bulleting Board may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

The market price of our Common Stock may be, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of Common Stock and other forms of equity securities, which we expect to make in connection with future acquisitions or capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions or other business initiatives;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements by relevant governments pertaining to additional quota restrictions; and

•	fluctuations in interest rates and the availability of capital in the capital markets.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, prices of feed used in our business, the price that customer are willing and able to pay for our products and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our Common Stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the Common Stock.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our Common Stock, which may affect the trading price of our Common Stock.

Shares of Common Stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 5, 2010, certain information regarding the beneficial ownership of the Company’s Common Stock giving effect to the Share Exchange.  The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of Common Stock; (ii) each of the nominees for director and executive officer of the Company; and (iii) all of our executive officers and nominees for director as a group.  The number of shares owned includes all shares beneficially owned by such persons, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days of November 5, 2010 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.  Unless otherwise indicated, the address of each shareholder is c/o the Company, 8929 Aero Drive, Suite E, San Diego, CA 92123.

Name of Beneficial Owner	Number of Shares	Percentage(1)
CommerceTel Canada Corporation 1 First Canadian Place 100 King Street West Toronto, ON M5X 1B2	7,267,972	41.1%
Dennis Becker (2)	7,360,335	41.6%
David Souaid	-0-	N/A
Fraser Clarke (3)	7,267,972	4.1. %
Executive Officers and Directors as a Group (three persons)	7,360,335	41.6%

* Denotes less than 1%

(1)
Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on  shares of Common Stock issued and outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of Common Stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 5, 2010.  The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)
Includes 7,267,972 shares owned by CommerceTel Canada Corporation (“CTel Canada”) of which Mr. Becker may be deemed to be the beneficial owner in his capacity as President and Chief Executive Officer of that entity.  Mr. Becker disclaims beneficial ownership in the shares owned by CTel Canada in excess of his proportional ownership of CTEl Canada.

(3)
Consists of shares held by CTel Canada of which Mr. Clarke may be deemed the beneficial owner in his capacity as Chairman of that entity.  Mr. Clarke disclaims beneficial ownership in the shares owned by CTel Canada in excess of his proportional ownership of CTEl Canada.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors. Officers are appointed annually by the Company’s board of directors (the “Board”). Each of the following officers and directors were appointed on October 29, 2010.

Name	Age	Position
Dennis Becker	37	Chief Executive Officer
David Souaid	37	Director
H. Fraser Clarke	35	Director

Dennis Becker - President & Chief Executive Officer

Dennis Becker was appointed the Company’s Chief Executive Officer and a Director effective as of the closing date of the Share Exchange.  He will also act as the Company’s Interim Chief Financial Officer until a more permanent replacement will have been identified. Mr. Becker has been President and Chief Executive Officer of CommerceTel, Inc. since September, 2007.  He was a founder of Frontieric Corporation, a pioneer in providing complex call routing and merchant processing applications, where he was Chief Executive Officer from 2002 to 2005.  Mr. Becker was also Chief Executive Officer of Bexel Technologies, which served solutions to large enterprise, from 1999 to 2001.  Mr. Becker studied Computer Science at the University of Oregon and served in the United States Air Force.

David Souaid, Director

David Souaid was elected a director of the Company on the date of closing of the Share Exchange, subject to the Company’s compliance with Section 14(f) of the Exchange Act.  He is currently the President of SterlingCard Payment Solutions and was previously the Senior Vice President, Sales and Marketing of Optimal Payments Inc., a credit card processing company, since 1999.  He has also been a director of Sterling Payment Solutions and Mercantile Advance Corp. since 2008 respectively.  He holds a B.A. in Political Science from Mount Allison University.

H. Fraser Clarke, Director

Herbert Fraser Clarke was elected a director of the Company on the date of closing of the Share Exchange, subject to the Company’s compliance with Section 14(f) of the Exchange Act.  He has been the President and Chief Operating Officer of Herbal Magic, a Toronto based weight loss company, since 2009.  From 2008 to 2009 he was Chief Financial Officer of NLRC, a Newfoundland based oil and gas refinery.  From 2005 to 2008, he was the Chief Executive Officer of the Hair Club, a hair restoration company. Mr. Clarke holds a business degree from Memorial University.  He is a chartered accountant and a chartered financial analyst.  He currently serves on a number of boards including Europe’s largest provider of hair loss solutions, a United States based mobile marketing company and a Canadian mid marketing leasing firm.

Employment Agreements

The Company is currently negotiating an employment agreement with Dennis Becker, the Company’s Chief Executive Officer.

Compensation of Directors

Compensation for the Directors and Executive Officers has not been determined at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, officer, principal stockholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of our last fiscal year ended September 30, 2010, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Item 3.02 Unregistered Sales of Equity Securities.

Items 1.01 and 2.01, above, are responsive to this Item 3.02 and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Item 2.01, above, is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 2.01, above, is responsive to this Item 5.02 and is incorporated herein by reference.

Section 5.06 Change in Shell Company Status.

As a result of the Share Exchange, the Company has ceased to be a shell company as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Attached hereto

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
4.1	Form of 10% Senior Secured Convertible Bridge Note

10.1	Form of Security Agreement

10.2	Form of Subsidiary Guaranty

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION

November 7, 2010	By:	/s/ Dennis Becker
Chief Executive Officer

CommerceTel, Inc.

Financial Statements

For the Years Ended and As of December 31, 2009 and 2008

CommerceTel, Inc.

Financial Statements

For the Years Ended and As of December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
CommerceTel, Inc.:

We have audited the accompanying balance sheets of CommerceTel, Inc., as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CommerceTel, Inc., at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company has incurred net losses since inception and has an accumulated deficit of $6,944,670 at December 31, 2009.  These and other factors discussed therein raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, California
November 2, 2010

CommerceTel, Inc.
Balance Sheets

	December 31,	December 31,
	2009	2008

Assets
Current assets:
Cash	$11,003	$68,080
Accounts receivable	49,241	70,127
Other current assets	6,664	12,669

Total current assets	66,908	150,876

Equipment, net	7,957	30,113
Other assets	46,317	49,317

	$121,182	$230,306

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued liabilities	$989,370	$337,926
Notes payable	571,984	571,984
Accrued interest	140,205	72,958
Accrued and deferred personnel compensation	196,819	78,724
Deferred revenues and customer deposits	127,704	35,878
Other current liabilities	3,262	2,423

Total current liabilities	2,029,344	1,099,893

Commitments and contingencies

Stockholders’ deficit:
Common stock; no par value; 10,000,000 shares authorized; 10,000,000
shares issued and outstanding at December 31, 2009 and 2008	5,036,508	4,672,456
Accumulated deficit	(6,944,670)	(5,542,043)

Total stockholders' deficit	(1,908,162)	(869,587)

	$121,182	$230,306

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statements of Operations
For the years ended December 31, 2009 and 2008

	2009	2008

Revenues	$940,094	$1,348,205
Cost of revenues	547,496	524,952

Gross margin	392,598	823,253

Operating expenses:
Personnel compensation and related	1,207,661	2,067,775
Equipment and facility related	145,730	222,406
Bad debt expense	115,568	3,585
Insurance, legal and accounting	153,762	178,867
Depreciation	22,156	36,591
Other operating, general and administrative	62,951	272,752

Total operating expenses	1,707,828	2,781,976

Loss from operations	(1,315,230)	(1,958,723)

Interest expense	(87,397)	(70,189)

Net loss	$(1,402,627)	$(2,028,912)

Basic and diluted net loss per share	$(0.14)	$(0.20)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statements of Changes in Stockholders' Deficit
For the years ended December 31, 2009 and 2008

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Deficit

Beginning balance at January 1, 2008	10,000,000	$2,547,704	$(3,513,131)	$(965,427)
Capital contributions by parent	-	2,070,374	-	2,070,374
Share based compensation	-	54,378	-	54,378
Net loss	-	-	(2,028,912)	(2,028,912)

Balance at December 31, 2008	10,000,000	4,672,456	(5,542,043)	(869,587)
Capital contributions by parent	-	245,783	-	245,783
Share based compensation	-	118,269	-	118,269
Net loss	-	-	(1,402,627)	(1,402,627)

Balance at December 31, 2009	10,000,000	$5,036,508	$(6,944,670)	$(1,908,162)

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statements of Cash Flows
For the years ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(1,402,627)	$(2,028,912)
Adjustments to reconcile net loss to cash flows from operating activities:
Bad debt expense	115,568	3,585
Depreciation expense	22,156	36,591
Stock based compensation	118,269	54,378
Changes in operating assets and liabilities:
Accounts receivable	(94,682)	(9,326)
Other assets	9,005	9,873
Accounts payable and accrued liabilities	651,444	239,390
Accrued interest	67,247	(32,322)
Accrued and deferred personnel compensation	118,095	48,411
Deferred revenues and customer deposits	91,826	(24,496)
Other liabilities	839	(3,352)

Cash flows from operating activities	(302,860)	(1,706,180)

Cash flows from investing activities:
Purchases of property and equipment	-	(7,000)

Cash flows from financing activities:
Proceeds from capital contributions from parent	245,783	2,070,374
Repayments of note payable	-	(316,277)

Cash flows from financing activities	245,783	1,754,097

Change in cash during period	(57,077)	40,917

Cash, beginning of period	68,080	27,163

Cash, end of period	$11,003	$68,080

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$20,150	$102,511

The accompanying notes are an integral part of these financial statements.

1.	Summary of significant accounting policies

Nature of business

CommerceTel, Inc. (hereinafter referred to as “we” or “the/our Company”) was incorporated in Nevada on October 13, 2005.  Through December 31, 2009, we were wholly owned by COMMERCETEL CANADA CORPORATION (“CT Canada”).  We develop marketing solutions and platforms for mobile devices.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going concern

Our financial statements have been prepared assuming that we will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, we have incurred continued losses, have a net working capital deficiency, and have an accumulated deficit of approximately $7 million as of December 31, 2009.  These factors among others create a substantial doubt about our ability to continue as a going concern.  We are dependent upon sufficient future revenues, additional sales of our securities or obtaining debt financing in order to meet our operating cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company through December 31, 2010.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In response to our Company’s cash needs, we received additional capital contributions from CT Canada totaling $190,250 during the period from January 1, 2010 through April 21, 2010 and negotiated modifications to existing agreements with suppliers.  Longer term, we anticipate that we will continue to raise additional equity financing through the sale of shares of our Company’s common stock in order to finance our future investing and operating cash flow needs.  However, there can be no assurance that such financings will be available on acceptable terms, or at all.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

We are responsible for providing access to technical services to customers who contract for our services.  Accordingly, we recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured.  In the event that final acceptance of the product is specified by the customer or is uncertain, revenue is deferred until all acceptance criteria have been met.  Cash received in advance of the performance of services was recorded as deferred revenue.  Deferred revenues totaled $111,168 at December 31, 2009 ($17,720 at December 31, 2008) and are included in the accompanying balance sheet line item “Deferred revenues and other customer deposits”.

Cash and cash equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At December 31, 2009 and 2008, respectively, the Company had no cash equivalents.

From time to time, we may maintain bank balances in excess of the $250,000 insured by the Federal Deposit Insurance Corporation.  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts.  We grant unsecured credit to substantially all of our customers.  Ongoing credit evaluations are performed and potential credit losses are charged to operations at the time the account receivable is estimated to be uncollectible.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our reserves will continue to be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in one of the customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  We had no allowance for doubtful accounts at either December 31, 2009 or 2008.

Equipment

Equipment is recorded at cost, consists primarily of computer equipment and is depreciated using the straight-line method over the estimated useful lives of the related assets (generally three years or less).  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.  Depreciation expense totaled $22,156 and $36,591 in 2009 and 2008.  Accumulated depreciation was $108,751 and $86,594 at December 31, 2009 and 2008, respectively.

Valuation of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Our management currently believes there is no impairment of our long-lived assets. There can be no assurance, however, that market conditions will not change or demand for our products under development will continue. Either of these could result in future impairment of long-lived assets.

Income taxes

We provide for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

Stock based compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  We estimate the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock.  We use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.  Our Company had no options or warrants outstanding through December 31, 2009 and therefore our basic and diluted calculations of loss per share are identical.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of December 31, 2009, and 2008, the carrying value of our financial instruments approximated fair value due to their short-term nature and maturity.

Advertising

We expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.  Advertising expense totaled $3,220 and $19,861 in 2009 and 2008, respectively.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recent accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In May 2009, the FASB issued additional guidance concerning subsequent events that requires that management must evaluate, as of each reporting period, events or transactions that occur for potential recognition or disclosure in the financial statements and the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date through the date that the financial statements are issued or available to be issued.  It also requires the disclosure of the date through which an entity has evaluated subsequent events.  We adopted the FASB guidance during the year ended December 31, 2009 and the required disclosures are included herein.

In April 2009, the FASB issued additional guidance defining fair value, establishing a framework for measuring fair value and expanding disclosure requirements. The new guidance emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants.  The guidance provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity.  In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine their appropriate fair values.  We adopted the new guidance for the year ended December 31, 2009 with no resulting impact on the Company’s financial statements.

In June 2009, the FASB issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance is effective for our Company beginning January 1, 2010.  The Company is evaluating the impact of this pronouncement but does not expect the adoption to have a material impact on its financial statements.

2.	Notes payable and accrued interest

Notes payable consisted of the following at December 31, 2009 and 2008:

	Notes payable		Accrued interest
	2009	2008	2009	2008

Note payable due to a corporation, secured by the assets of our Company, interest accrues at the rate of 12% per annum (as amended), all amounts due and payable June 18, 2008	$500,000	$500,000	$125,715	$65,879
Unsecured (as amended) note payable due to our Company’s former Chief Executive Officer, interest accrues at the rate of 9% compounded annually, all amounts due and payable December 31, 2008	20,000	20,000	5,803	3,590
Note payable due to a trust, interest accrues at the rate of 10% per annum, all amounts due and payable December 31, 2006	51,984	51,984	8,687	3,489

	$571,984	$571,984	$140,205	$72,958

Future repayments of amounts due under the notes payable to the corporation and the trust are subject to ongoing negotiations with both parties that may lead to changes in existing repayment terms.  Should our Company ultimately settle amounts due under the notes for amounts as payment-in-full different than the amounts currently due under the existing notes, the differences will be recorded as a nonoperating gain or loss in the period in which: 1) the agreement is reached; and 2) the ability of our Company to meet the revised requirements under the note is assured.

Future repayment of the note payable to our Company’s former Chief Executive Officer is subject to the resolution of litigation matters described more fully below.

Interest expense in connection with all notes payable outstanding totaled $67,247 and $68,340 for the years ended December 31, 2009 and 2008, respectively, and is recorded as interest expense in the accompanying statements of operations.

3.	Stockholders’ equity

Our Company was wholly owned by CT Canada as of December 31, 2009 and for all periods included in these financial statements.  Our capital requirements were completely financed by funds received from CT Canada.  Amounts advanced from CT Canada to our Company are accounted for as capital contributions as they were not intended to be repaid.

Share based compensation

Certain employees, directors and consultants of our Company (the “Optionees”) have received stock options exercisable for the common stock of (and issued by) our parent company CT Canada. Results of operations for the year ended December 31, 2009 included share based compensation costs (included in personnel compensation and related expenses) totaling $118,269 ($54,378 for the year ended December 31, 2008) to recognize the value of the CT Canada options granted to the Optionees. For purposes of accounting for share based compensation, the fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula. The following weighted average assumptions were utilized for the calculations during the years ended December 31, 2009 and 2008:

	2009	2008
Expected life (in years)	3.23 years	3.57 years
Weighted average volatility	153%	153%
Forfeiture rate	24.6%	70.2%
Risk-free interest rate	1.68%	0.70%
Expected dividend rate	0%	0%

The weighted average expected option and warrant term for employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107).  The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options.  We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term.  Expected volatilities are based on the historical volatility of the stock of a public company that provides comparable services within our targeted industry.  We estimated the forfeiture rate based on our expectation for future forfeitures and our estimates reflect our forfeiture rate experienced to date.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant.  We have never declared or paid dividends and have no plans to do so in the foreseeable future.
As of December 31, 2009, $197,790 of total unrecognized compensation cost related to unvested share based compensation arrangements is expected to be recognized over a weighted-average period of 16.7 months.

4.	Litigation

In August 2008, our Company and certain employees, shareholders and directors (the “Plaintiffs”) initiated litigation against its former Chief Executive Officer (the “Defendant”) alleging criminal conduct against the financial interests and reputation of our Company.  The Defendant countersued our Company.  In December 2009, a judgment was entered in the Plaintiffs’ favor awarding damages and enjoining the Defendant from certain behavior prejudicial to our Company.  We have not recognized any gains from the damages that may be paid to our Company in the future due to the uncertainty of their ultimate realization.  Additionally, in a separate court action our Company has been enjoined against the payment of any amounts owed to the Defendant, including amounts due under a note payable noted above.

Our Company has been sued by a vendor for amounts incurred for services under a telecommunications service contract in May 2008.  The vendor claims that our Company owes for services totaling $64,848 and is seeking additional amounts for interest, costs and fees of $16,702 (for a total of $81,550).  Our Company disputes the balance sought by the vendor, claiming negligence in the performance of the services in question.  The parties have entered into negotiations for the settlement of the disputed amount and barring settlement, trial is scheduled for October 2010.  Our Company intends to vigorously contest the vendor’s claim although ultimate resolution of the matter is still uncertain.  Included in accounts payable and accrued liabilities at December 31, 2009 is a liability for our estimate of our ultimate liability in connection with this matter.

During 2009, two former employees of our Company brought complaints before the Labor Commissioner of the State of California, seeking payment of unpaid back wages, accrued time off and bonuses.  Our Company entered into a settlement agreement with one of the employees and had a judgment entered in favor of the other that required the payment to them of a total of $57,841, in full satisfaction of all liabilities.  Our Company was unable to meet the repayment terms required under either the settlement or the judgment although we continue to make payments to the former employees as funds are available to do so.  Amounts remaining unpaid at December 31, 2009 under the settlement agreements totaled $49,841.  We do not foresee additional liabilities at this time in connection with this matter.

5.	Amounts due to a stockholder

Included within accounts payable and accrued liabilities at December 31, 2009 are amounts due to a company (the “Lender”) controlled by a stockholder for amounts advanced to our Company totaling $84,158.  During the year ended December 31, 2009, the Lender advanced our Company $173,615 against our future collections of identified accounts receivable.  The advances were discounted a total of $20,150 (included in interest expense for the year ended December 31, 2009) and are otherwise noninterest bearing.  All advances were due in full at or prior to the collection of the related accounts receivable which last occurred on September 24, 2009.  Our Company is currently negotiating with the stockholder concerning the terms and timing of future repayment.

The Lender also advanced $20,000 to our Company in March 2007 under a note payable which was repaid in full in November 2008.  Interest under the note payable to the stockholder charged to operations during the year ended December 31, 2008 totaled $1,849.

6.	Income taxes

Our provisions for income taxes for the years ended December 31, 2009, and 2008, were as follows (using our blended effective Federal and State income tax rate of 40.3%):

	2009	2008

Current Tax Provision:
Federal and state
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state
Net loss carryforwards	$(818,000)	$(565,000)
Share based compensation	48,000	22,000
Other	3,000	3,000

Change in valuation allowance	(767,000)	(540,000)
Total deferred tax provision	$-	$-

We had deferred income tax assets as of December 31, 2009, and 2008, as follows:

	2009	2008

Loss carryforwards	$2,500,000	$1,733,000
Less - valuation allowance	(2,500,000)	(1,733,000)
Total net deferred tax assets	$-	$-

As of December 31, 2009, we had net operating loss carryforwards for income tax reporting purposes of approximately $6,300,000 for federal and California state income tax that may be offset against future taxable income.  The net operating loss carryforwards begin to expire in 2021.  Current tax laws limit the amount of loss available to be offset future taxable income when a substantial change in ownership occurs or a change in the nature of the business and therefore, the amount available to offset any future taxable income that our Company may generate may be limited.  No tax benefit has been reported in the financial statements for the realization of loss carryforwards as the Company believes there is a substantial doubt that the carryforwards will be utilized in the future.  Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of an equivalent amount.  The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2009	2008
Federal statutory rate	34.0%	34.0%
State tax, net of federal benefits	6.3%	6.3%
Less valuation allowance	(40.3)%	(40.3)%
Effective income tax rate	-%	-%

We performed an analysis of our previous tax filings and determined that there were no positions taken that we consider uncertain and therefore, there were no unrecognized tax benefits as of December 31, 2009. Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.  We estimate that unrecognized tax benefit will not change within the next twelve months.  We will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in our statements of operations.  We have incurred no interest or penalties through December 31, 2009.  We have open tax years for federal and state of 2007 through 2009.  Due to our significant net operating loss carryforwards, even if certain of our tax positions were disallowed, we do not believe we will be liable for the payment of taxes in the near future.  Consequently, we did not calculate the impact of interest or penalties on amounts that might be disallowed.

7.	Commitments and contingencies

Our Company has a lease agreement for its office facilities through June 2012.  Our monthly rentals were $5,169 at December 31, 2009 and increase over time to $5,815 in January 2012.  Deferred rent at December 31, 2009 and 2008 totaled $3,262 and $2,423, respectively.  Rent expense (including related common area maintenance charges) totaled $71,765 for the year ended December 31, 2009 ($132,231 for the year ended December 31, 2008).  At December 31, 2009, we were delinquent in our payment of rent under our lease and owed $37,351 in back rent and common area maintenance charges.  We are currently in negotiations with our landlord to settle past due amounts and possibly modify our existing lease agreement.  Future lease amounts due under our lease agreement (as stated on December 31, 2009 and not including common area maintenance charges) total: $64,513 - 2010; $67,094 - 2011; and $34,889 - 2012.

At December 31, 2009, we were delinquent with respect to the payment of wages earned by current and former employees of our Company.  Subsequent to January 1, 2010, from time to time we have been late with respect to additional payrolls to existing employees due to an insufficient balance of cash on hand at the time the payrolls were due to be paid to the employees.  At present, the employees have agreed to continue their employment in the expectation of eventual payment of all amounts due to them in either cash, equity of our Company or some combination thereof.  It is our Company’s full intention to satisfy or reach a settlement with respect to all past due balances outstanding.

We currently are delinquent with respect to payments due to a number of our vendors and providers of services.  We have entered into negotiations with many of these creditors and expect to reach an agreement to modify balances currently outstanding to them.  Our accompanying financial statements record transactions with these creditors at the original agreed upon payment for services and our balance sheet at December 31, 2009 records liabilities at their original values.  If we subsequently come to an agreement to modify amounts to our creditors, we will record such modifications as a nonoperating gain or loss in the period that such modifications are agreed to and we demonstrate the ability to satisfy the liabilities as modified.

8.	Employee benefit plan

We have an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of our employees.  Participants in the Plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code.  Our Company may make contributions at the discretion of its Board of Directors.  During the years ended December 31, 2009 and 2008, we made no contributions to the Plan.

9.	Subsequent events

Our Company has evaluated subsequent events through the date that the financial statements were issued on November 2, 2010.

CommerceTel, Inc.

FINANCIAL STATEMENTS

For the Six Months Ended and As of June 30, 2010 and 2009

CommerceTel, Inc.

TABLE OF CONTENTS

For the Six Months Ended and As of June 30, 2010 and 2009

CommerceTel, Inc.
Balance Sheets

	June 30,	December 31,
	2010	2009
	(Unaudited)	( Audited)

Assets
Current assets:
Cash	$15,297	$11,003
Accounts receivable	49,606	49,241
Other current assets	3,659	6,664
Total current assets	68,562	66,908
Equipment, net	4,618	7,957
Other assets	47,922	46,317
Total current assets	$121,102	$121,182

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$1,047,343	$989,370
Notes payable	571,984	571,984
Accrued interest	173,710	140,205
Accrued and deferred personnel compensation	285,219	196,819
Deferred revenues and customer deposits	87,272	127,704
Other current liabilities	3,652	3,262
Total current liabilities	2,169,180	2,029,344

Commitments and contingencies

Stockholders' deficit:
Common stock; no par value; 10,000,000 shares authorized; 10,000,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	5,352,256	5,036,508
Accumulated deficit	(7,400,334)	(6,944,670)
Total stockholders' deficit	(2,048,078)	(1,908,162)
Total liabilities and stockholders' deficit	$121,102	$121,182

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statements of Operations

	For the six-months ended June 30,

	2010	2009
Revenues	$448,762	$445,973
Cost of revenues	227,492	297,138
Gross margin	221,270	148,835
Operating expenses:
Personnel compensation and related	593,762	711,873
Equipment and facility related	67,914	65,650
Bad debt expense	(5)	9,374
Insurance, legal and accounting	24,107	115,168
Depreciation	3,338	18,258
Other operating, general and administrative	68,865	52,507
Total operating expenses	757,981	972,830
Loss from operations	(536,711)	(823,995)
Interest expense	33,504	53,389
Gain on settlement of operations Expenses	(114,551)	-
Net loss	$(455,664)	$(877,384)
Basic and diluted net loss per share	$(0.05)	$(0.09)
Basic and diluted weighted average common shares outstanding	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statements of Changes in Stockholders' Deficit

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Deficit
Balance at December 31, 2008	10,000,000	$4,672,456	$(5,542,043)	$(869,587)
Capital contributions by parent	-	245,783	-	245,783
Share based compensation	-	118,269	-	118,269
Net loss	-	-	(1,402,627)	(1,402,627)
Balance at December 31, 2009	10,000,000	5,036,508	(6,944,670)	(1,908,162)
Capital contributions by parent	-	249,897	-	249,897
Share based compensation	-	65,851	-	65,851
Net loss	-	-	(455,664)	(455,664)
Balance at June 30, 2010	10,000,000	$5,352,256	$(7,400,334)	$(2,048,078)

The accompanying notes are an integral part of these financial statements.

CommerceTel, Inc.
Statement of Cash Flows

	For the six-months ended June 30,

	2010	2009
Cash flows from operating activities:
Net loss	$(455,664)	$(877,384)
Adjustments to reconcile net loss to cash flows from operating activities:
Bad debt expense	(5)	9,374
Depreciation expense	3,338	18,258
Stock based compensation	65,851	62,611
Changes in operating assets and liabilities:
Accounts receivable	365	42,063
Other assets	(1,400)	(315)
Accounts payable and accrued liabilities	57,973	406,862
Accrued interest	33,505	33,240
Accrued and deferred personnel compensation	90,476	120,155
Deferred revenues and customer deposits	(40,432)	(3,536)
Other liabilities	390	(792)
Cash flows from operating activities	(245,603)	(189,464)
Cash flows from financing activities:
Proceeds from capital contributions from parent	249,897	245,783
Repayments of note payable	-	-
Cash flows from financing activities	249,897	245,783
Change in cash during period	4,294	(56,319)
Cash, beginning of period	11,003	68,080
Cash, end of period	$15,297	$11,761

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$20,150

The accompanying notes are an integral part of these financial statements.

1.	Summary of significant accounting policies

Nature of business

CommerceTel, Inc. (hereinafter referred to as “we” or “the/our Company”) was incorporated in Nevada on October 13, 2005.  Through June 30, 2010, we were wholly owned by COMMERCETEL CANADA CORPORATION (“CT Canada”).  We develop marketing solutions and platforms for mobile devices.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going concern

Our financial statements have been prepared assuming that we will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, we have incurred continued losses, have a net working capital deficiency, and have an accumulated deficit of approximately $7.4 million as of June 30, 2010.  These factors among others create a substantial doubt about our ability to continue as a going concern.  We are dependent upon sufficient future revenues, additional sales of our securities or obtaining debt financing in order to meet our operating cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company through December 31, 2010.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In response to our Company’s cash needs, we received additional investment from CT Canada totaling $249,897 for the six months ended June 30, 2010.  Longer term, we anticipate that we will continue to raise additional equity financing through the sale of shares of our Company’s common stock in order to finance our future investing and operating cash flow needs.  However, there can be no assurance that such financings will be available on acceptable terms, or at all.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

Revenue is recognized on the accrual basis of accounting when earned.  We are responsible for providing access to technical services to customers who contract for our services.  Accordingly, we recognized revenue at the time that the services were rendered, the selling price was fixed, collection was reasonably assured and when both title and risk of loss transferred to the customer, provided no significant obligations remained.  Cash received in advance of the performance of services was recorded as deferred revenue.  Deferred revenues totaled $71,271 ($111,168 at December 31, 2009).

Cash and cash equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in bank checking accounts, money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At June 30, 2010 and December 31, 2009, respectively, the Company had no cash equivalents.

From time to time, we may maintain bank balances in excess of the $250,000 insured by the Federal Deposit Insurance Corporation.  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts.  We grant unsecured credit to substantially all of our customers.  Ongoing credit evaluations are performed and potential credit losses are charged to operations at the time the account receivable is estimated to be uncollectible.  Since we cannot necessarily predict future changes in the financial stability of our customers, we cannot guarantee that our reserves will continue to be adequate.

From time to time, we may have a limited number of customers with individually large amounts due.  Any unanticipated change in one of the customer’s creditworthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  We had no allowance for doubtful accounts at either June 30, 2010 or December 31, 2009.

Equipment

Equipment is recorded at cost, and consists primarily of computer equipment and is depreciated using the straight-line method over the estimated useful lives of the related assets (generally three years or less).  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.  Depreciation expense for the six months ended is $3,338 and $18,258 in 2010 and 2009, respectively.  Accumulated depreciation for the Company’s equipment is $112,089 and $108,751 at June 30, 2010 and December 31, 2009, respectively.

Valuation of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Income taxes

The Company provides for federal and state income taxes currently payable, as well as for those deferred due to timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in income tax rates is recognized as income or expense in the period that includes the enactment date.

Share based compensation

Stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the award).  The Company estimates the fair value of employee stock options granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options include the exercise price of the award, the fair value of the Company’s common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on the Company’s common stock.  We use comparable public company data among other information to estimate the expected price volatility and the expected forfeiture rate.

Net loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.  The Company has no anti-dilutive securities as of June 30, 2010 and December 31, 2010.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  As of June 30, 2010, and 2009, the carrying value of the Company’s financial instruments approximated fair value due to their short-term nature and maturity.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recent accounting pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. We believe adoption of this new guidance will not have a material impact on our financial statements.

2.	Notes payable and accrued interest

Notes payable consisted of the following at June 30, 2010 and December 31, 2009:

	Notes payable		Accrued interest
	6/30/2010	12/31/2009	6/30/2010	12/31/2009

Note payable due to a corporation, secured by the assets of our Company, interest accrues at the rate of 12% per annum (as amended), all amounts due and payable June 18, 2008	$500,000	$500,000	$155,469	$125,715
Unsecured (as amended) note payable due to our Company’s former Chief Executive Officer, interest accrues at the rate of 9% compounded annually, all amounts due and payable December 31, 2008	20,000	20,000	6,976	5,803
Note payable due to a trust, interest accrues at the rate of 10% per annum, all amounts due and payable December 31, 2006	51,984	51,984	11,265	8,687

	$571,984	$571,984	$173,710	$140,205

Future repayments of amounts due under the notes payable to the corporation and the trust are subjected to ongoing negotiations with both parties that may lead to changes in existing repayment terms.  Should our Company ultimately settle amounts due under the notes for amounts as payment-in-full different than the amounts currently due under the existing notes, the differences will be recorded as a nonoperating gain in the period in which: 1) the agreement is reached; and 2) the ability of our Company to meet the revised requirements under the note is assured.

Future repayment of the note payable to our Company’s former Chief Executive Officer is subject to the resolution of litigation matters described more fully below.

Interest expense in connection with all notes payable outstanding totaled $33,505 and $33,240 for the six months ended June 30, 2010 and 2009, respectively, and is recorded as interest expense in the accompanying statement of operations.

3.	Stockholders’ equity

Our Company was wholly owned by CT Canada as of June 30, 2010 and for all periods included in these financial statements.  Our capital requirements were completely financed by funds received from CT Canada.  Amounts advanced from CT Canada to our Company are accounted for as capital contributions as they were not intended to be repaid.

Share based compensation

Certain employees, directors and consultants of our Company (the “Optionees”) have received stock options exercisable for the common stock of (and issued by) our parent company CT Canada. Results of operations for the year ended June 30, 2010 include share based compensation costs totaling $65,851 ($62,611 for the six months ended June 30, 2009) to recognize the value of the CT Canada options granted to the Optionees.  For purposes of accounting for share based compensation, the fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were utilized for the calculations for the six months ended June 30, 2010 and 2009:

	2010	2009
Expected life (in years)	2.73 years	3.23 years
Weighted average volatility	153%	153%
Forfeiture rate	24.7%	24.6%
Risk-free interest rate	0.94%	1.68%
Expected dividend rate	0%	0%

The weighted average expected option and warrant term for employee stock options granted reflects the application of the simplified method set out in SEC Staff Accounting Bulletin No. 107, Share-Based Payment (SAB 107).  The simplified method defines the life as the average of the contractual term of the options and the weighted average vesting period for all options.  We utilized this approach as our historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term.  Expected volatilities are based on the historical volatility of the stock of a public company that provides comparable services within our targeted industry.  We estimated the forfeiture rate based on our expectation for future forfeitures and our estimates mirror our forfeiture rate experienced to date.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at or near the time of grant.  We have never declared or paid dividends and have no plans to do so in the foreseeable future.
As of June 30, 2010, $44,000 of total unrecognized compensation cost related to unvested share based compensation arrangements is expected to be recognized over a weighted-average period of 18.0 months (December 31, 2009, 16.7 months).

4.	Litigation

In August 2008, our Company and certain employees, shareholders and directors (the “Plaintiffs”) initiated litigation against its former Chief Executive Officer (the “Defendant”) alleging criminal conduct against the financial interests and reputation of our Company.  The Defendant countersued our Company.  In December 2009, a judgment was entered in the Plaintiffs’ favor awarding damages and enjoining the Defendant from certain behavior prejudicial to our Company.  We have not recognized any gains from the damages that may be paid to our Company in the future due to the uncertainty of their ultimate realization.  Additionally, in a separate court action our Company has been enjoined against the payment of any amounts owed to the Defendant, including amounts due under a note payable noted above.

Our Company has been sued by a vendor for amounts incurred for services under a telecommunications service contract in May 2008.  The vendor claims that our Company owes for services totaling $64,848 and is seeking additional amounts for interest, costs and fees of $16,702 (for a total of $81,550).  In September, 2010, the parties have entered into negotiations for the settlement of the disputed amount.

During 2009, two former employees of our Company brought complaints before the Labor Commissioner of the State of California, seeking payment of unpaid back wages, accrued time off and bonuses.  Our Company entered into a settlement agreement with one of the employees and had a judgment entered in favor of the other that required the payment to them of a total of $57,841, in full satisfaction of all liabilities.  Our Company was unable to meet the repayment terms required under either the settlement or the judgment although we continue to make payments to the former employees as funds are available to do so.  Amounts remaining unpaid at June 30, 2010 under the settlement agreements totaled $49,841.We do not foresee additional liabilities at this time in connection with this matter.

5.	Amounts due to a stockholder

Included within accounts payable and accrued liabilities at June 30, 2010 are amounts due to a company (the “Lender”) controlled by a stockholder for amounts advanced to our Company totaling $84,158.  During the year ended December 31, 2009, the Lender advanced our Company $173,615 against our future collections of identified accounts receivable.  The advances were discounted a total of $20,150 (included in interest expense for the year ended December 31, 2009) and are otherwise noninterest bearing.  All advances were due in full at or prior to the collection of the related accounts receivable which last occurred on September 24, 2009.  Our Company is currently negotiating with the stockholder concerning the terms and timing of future repayment.

6.	Commitments and contingencies

Our Company has a lease agreement for its office facilities through June 2012.  Our monthly rentals were $5,376 at June 30, 2010 and increase over time to $5,815 in January 2012.  Deferred rent at June 30, 2010 and December 31, 2009 totaled $3,652 and $3,262, respectively.  Rent expense (including related common area maintenance charges) totaled $36,167 for the six months ended June 30, 2010 ($35,034 for the six months ended June 30, 2009).  At June 30, 2010, we were delinquent in our payment of rent under our lease and owed $59,598 in back rent and common area maintenance charges.  We are currently in negotiations with our landlord to settle past due amounts and possibly modify our existing lease agreement.  Future lease amounts due under our lease agreement (as stated on June 30, 2010 and not included common area maintenance charges) total: $32,257 - 2010; $67,094 - 2011; and $34,889 - 2012.

At June 30, 2010, we were delinquent with respect to the payment of wages earned by current and former employees of our Company.  Subsequent to July 1, 2010, from time to time we have been late with respect to additional payrolls to existing employees due to an insufficient balance of cash on hand at the time the payrolls were due to be paid to the employees.  At present, the employees have agreed to continue their employment in the expectation of eventual payment of all amounts due to them in either cash, equity of our Company or some combination thereof.  It is our Company’s full intention to satisfy or reach a settlement with respect to all past due balances outstanding.

We currently are delinquent with respect to payments due to a number of our vendors and providers of services.  We have entered into negotiations with many of these creditors and expect to reach an agreement to modify balances currently outstanding to them.  Our accompanying financial statements record transactions with these creditors at the original agreed upon payment for services and our balance sheet at June 30, 2010 records liabilities at their original values.  If we subsequently come to an agreement to modify amounts to our creditors, we will record such modifications as a nonoperating gain or loss in the period that such modifications are agreed to.

7.	Employee benefit plan

We have an employee savings plan (the “Plan”) pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covering all of our employees.  Participants in the Plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code.  Our Company may make contributions at the discretion of its Board of Directors.  During the six months ended June 30, and the year ended December 31, 2009, we made no contributions to the Plan.

8.	Subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 2, 2010, the date the financial statements were available for issue.

On July 1, 2010, we entered into service agreement to Linay Enterprises, LLC.  Beginning July 1, 2010, Linay Enterprises, LLC to consult and work directly with the Company’s CEO for a term of 90 days from the Commencement Date (July 1, 2010).  The Company shall pay the compensation to Linay Enterprises, LLC at the rate of $26,667 per month.  Total compensation is $80,000 for initial 90 days.

On July 1, 2010, we entered into service agreement to Mark Sandson.  Beginning July 1, 2010, Mark Sandson to consult and work directly with the Company’s CEO for a term of 90 days from the Commencement Date (July 1, 2010).  The Company shall pay the compensation to Mark Sandson at the rate of $5,000 per month.

We have an outstanding loan issued by Mark L. Sandson.  It is for the amount of $42,615 at 10% interest; issued on September 1, 2010 and due on August 31, 2011.  All principal and interest is due in full at the date of maturity, August 31, 2011 or at such time as the Company files bankruptcy or becomes insolvent.  This loan is convertible to shares in the Company, at any time, at the price of $0.08 per share.